EXHIBIT 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: March 26, 2004

GTCR FUND VII, L.P.

	By:	GTCR Partners VII, L.P.
	Its:	General Partner

	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner

	By:	/s/ Thomas N. Blanchard
	Name:	Thomas N. Blanchard
	Its:	Attorney-in-Fact

GTCR FUND VII/A, L.P.

	By:	GTCR Partners VII, L.P.
	Its:	General Partner

	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner

	By:	/s/ Thomas N. Blanchard
	Name:	Thomas N. Blanchard
	Its:	Attorney-in-Fact

GTCR CO-INVEST, L.P.

	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner

	By:	/s/ Thomas N. Blanchard
	Name:	Thomas N. Blanchard
	Its:	Attorney-in-Fact

GTCR CAPITAL PARTNERS, L.P.

By:	GTCR Mezzanine Partners, L.P.
Its:	General Partner

By:	GTCR Partners VI, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Thomas N. Blanchard
Name:	Thomas N. Blanchard
Its:	Attorney-in-Fact

GTCR MEZZANINE PARTNERS, L.P.

By:	GTCR Partners VI, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Thomas N. Blanchard
Name:	Thomas N. Blanchard
Its:	Attorney-in-Fact

GTCR PARTNERS VI, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Thomas N. Blanchard
Name:	Thomas N. Blanchard

Its:	Attorney-in-Fact

GTCR PARTNERS VII, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Thomas N. Blanchard
Name:	Thomas N. Blanchard
Its:	Attorney-in-Fact

GTCR GOLDER RAUNER, L.L.C.

By:	/s/ Thomas N. Blanchard
Name:	Thomas N. Blanchard
Its:	Attorney-in-Fact